Exhibit 99.1

NOT FOR IMMEDIATE RELEASE

Ferrellgas Partners, L.P. Reports Fiscal Second Quarter 2019 Results

•                  Total Retail propane sales volume for the quarter increased approximately 2 percent leading to a 4 percent increase in gross margin dollars over the prior year on weather that was 0.7 percent colder than the prior year

•                  Retail customer growth of approximately 25,000, or 4 percent over prior year

•                  Tank Exchange sale locations now exceed 53,700, up 10 percent compared to prior year.

•                  5 accretive acquisitions of Blue Rhino independent distributors completed this fiscal year.

LIBERTY, Mo., March 8, 2019 (GLOBE NEWSWIRE) — Ferrellgas Partners, L.P. (NYSE:FGP) (“Ferrellgas” or the “Company”) today reported financial results for its fiscal second quarter ended January 31, 2019.

For the quarter, the Company reported a net earnings attributable to Ferrellgas Partners, L.P. of $43.3 million, or $.44 per common unit, compared to prior year period net loss of $1.8 million, or $(.02) per common unit.

Adjusted EBITDA, a non-GAAP measure, was $119.7 million compared to $120.6 million in the prior year. The following table represents the contribution to adjusted EBITDA from ongoing propane operations as well as from assets that were sold during 2018.

(in millions)	Q2 2019	Q2 2018
Propane Operations and Corporate Support	$119.7	$116.7
Results from Assets Sold in 2018	—	3.9
Consolidated Adjusted EBITDA	$119.7	$120.6

On a trailing twelve month basis, adjusted EBITDA from ongoing propane operations and corporate support as of January 31, 2019 is $229.5 million compared to $226.5 million as of October 31, 2018.

The Company’s propane operations reported that total gallons sold of 309.7 million were consistent with the prior year. Margins were 3.1¢, or 4.2 percent higher than the prior year despite increased competitive pressure in the tank exchange business. The Company continues its aggressive approach to gaining market share.  This strategic focus resulted in approximately 25,000 new customers, or approximately 4 percent more than prior year. Additionally, the Company’s current Blue Rhino tank exchange sales locations have increased over 10 percent from prior year to over 53,700 locations. Overall, the increase in sales volume growth and margins per gallon resulted in an increase in gross margin dollars of $9.3 million.  The Company’s ongoing commitment to investing in the business led to higher operating expenses during the quarter which were largely associated with serving over 25,000 new customers, 5,000 new tank exchange locations and additional non-transport gallons sold. As a result of this investment and the growth in sales volumes, operating, general and administrative expenses in our Propane segment were $5.6 million higher than the prior year.

Liquidity of $236.8 million at January 31, 2019 resulted from $196.2 million of available borrowing capacity on the Company’s secured credit facility and $40.6 million of cash.

“We continue to pursue our strategy to invest in the growth of the business and are achieving success faster than anticipated,” said James E. Ferrell, Interim Chief Executive Officer and President of Ferrellgas.  “We are committed to growing market share organically and through acquisitions.  We continue the successful integration of Blue Rhino independent distributors as we capture more EBITDA from this business.  We continue to invest in our best-in-class fleet.  Additionally, continued favorable weather led to extremely strong performance in February that we expect to continue through the midpoint of our third quarter.”

As previously announced, the Company indefinitely suspended its quarterly cash distribution as a result of not meeting the required fixed charge coverage ratio contained in the senior unsecured notes due 2020.

In addition to solidifying the Company’s liquidity with the fourth quarter 2018 closing of the $575 million secured credit facility and extension of its accounts receivable securitization facility and cash from 2018 announced asset sales, the Company continues to make progress in evaluating options to address its leverage.

“Our Company is focused on growth and operational excellence,” said Ferrell.  “We have the liquidity to be flexible and continue this focused effort and I expect to resolve our leverage situation to the benefit of our Company for continued success.”

About Ferrellgas

Ferrellgas Partners, L.P., through its operating partnership, Ferrellgas, L.P., and subsidiaries, serves propane customers in all 50 states, the District of Columbia, and Puerto Rico. Ferrellgas employees indirectly own 22.8 million common units of the partnership, through an employee stock ownership plan. Ferrellgas Partners, L.P. filed a Form 10-K with the Securities and Exchange Commission on September

27, 2018. Investors can request a hard copy of this filing free of charge and obtain more information about the partnership online at www.ferrellgas.com.

Forward Looking Statements

Statements in this release concerning expectations for the future are forward-looking statements. A variety of known and unknown risks, uncertainties and other factors could cause results, performance, and expectations to differ materially from anticipated results, performance, and expectations. These risks, uncertainties, and other factors include those discussed in the Form 10-K of Ferrellgas Partners, L.P., Ferrellgas Partners Finance Corp., Ferrellgas, L.P., and Ferrellgas Finance Corp. for the fiscal year ended July 31, 2018, and in other documents filed from time to time by these entities with the Securities and Exchange Commission.

Contacts

William Ruisinger, Interim Chief Financial Officer — billruisinger@ferrellgas.com 816-792-7914

FERRELLGAS PARTNERS, L.P.  AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except unit data)

(unaudited)

	January 31, 2019	July 31, 2018
ASSETS

Current Assets:
Cash and cash equivalents	$40,647	$119,311
Accounts and notes receivable, net (including $201,717 and $120,079 of accounts receivable pledged as collateral at January 31, 2019 and July 31, 2018, respectively)	203,164	126,054
Inventories	89,784	83,694
Prepaid expenses and other current assets	36,616	34,862
Total Current Assets	370,211	363,921

Property, plant and equipment, net	584,334	557,723
Goodwill, net	247,478	246,098
Intangible assets, net	113,558	120,951
Other assets, net	72,539	74,588
Total Assets	$1,388,120	$1,363,281

LIABILITIES AND PARTNERS’ DEFICIT

Current Liabilities:
Accounts payable	$63,639	$46,820
Short-term borrowings	—	32,800
Collateralized note payable	140,000	58,000
Other current liabilities	147,253	142,025
Total Current Liabilities	350,892	279,645

Long-term debt (a)	2,083,031	2,078,637
Other liabilities	37,547	39,476
Contingencies and commitments

Partners Deficit:
Common unitholders (97,152,665 units outstanding at January 31, 2019 and July 31, 2018)	(997,154)	(978,503)
General partner unitholder (989,926 units outstanding at January 31, 2019 and July 31, 2018)	(69,981)	(69,792)
Accumulated other comprehensive income (loss)	(9,049)	20,510
Total Ferrellgas Partners, L.P. Partners’ Deficit	(1,076,184)	(1,027,785)
Noncontrolling interest	(7,166)	(6,692)
Total Partners’ Deficit	(1,083,350)	(1,034,477)
Total Liabilities and Partners’ Deficit	$1,388,120	$1,363,281

(a) The principal difference between the Ferrellgas Partners, L.P. balance sheet and that of Ferrellgas, L.P., is $357 million of 8.625% notes which are liabilities of Ferrellgas Partners, L.P. and not of Ferrellgas, L.P.

FERRELLGAS PARTNERS, L.P. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per unit data)

(unaudited)

	Three months ended		Six months ended		Twelve months ended
	January 31		January 31		January 31
	2019	2018	2019	2018	2019	2018
Revenues:
Propane and other gas liquids sales	$550,112	$592,239	$885,078	$894,997	$1,633,057	$1,533,635
Midstream operations	—	117,276	—	238,036	44,283	499,908
Other	23,265	45,641	40,608	76,778	111,677	147,753
Total revenues	573,377	755,156	925,686	1,209,811	1,789,017	2,181,296

Cost of sales:
Propane and other gas liquids sales	311,531	362,918	515,667	542,433	946,648	882,347
Midstream operations	—	107,067	—	215,192	40,367	462,965
Other	3,422	20,787	6,469	34,489	40,634	69,353

Gross profit	258,424	264,384	403,550	417,697	761,368	766,631

Operating expense	121,219	123,716	231,550	234,178	469,120	448,428
Depreciation and amortization expense	19,605	25,485	38,597	51,217	89,175	102,759
General and administrative expense	16,342	14,891	30,521	28,055	56,867	51,124
Equipment lease expense	8,415	6,954	16,278	13,695	30,855	28,054
Non-cash employee stock ownership plan compensation charge	1,944	4,031	4,692	7,993	10,558	16,382
Asset impairments	—	10,005	—	10,005	—	10,005
Loss on asset sales and disposals	2,216	39,249	6,720	40,144	153,975	48,133

Operating income (loss)	88,683	40,053	75,192	32,410	(49,182)	61,746

Interest expense	(44,891)	(42,673)	(88,769)	(83,480)	(173,756)	(163,718)
Other income, net	86	684	105	1,195	(162)	1,398

Earnings (loss) before income tax benefit	43,878	(1,936)	(13,472)	(49,875)	(223,100)	(100,574)

Income tax expense (benefit)	3	(162)	161	215	(2,732)	(926)

Net earnings (loss)	43,875	(1,774)	(13,633)	(50,090)	(220,368)	(99,648)

Net earnings (loss) attributable to noncontrolling interest (b)	531	69	38	(332)	(1,874)	(658)

Net earnings (loss) attributable to Ferrellgas Partners, L.P.	43,344	(1,843)	(13,671)	(49,758)	(218,494)	(98,990)

Less: General partner’s interest in net earnings (loss)	433	(19)	(137)	(498)	(2,185)	(990)

Common unitholders’ interest in net earnings (loss)	$42,911	$(1,824)	$(13,534)	$(49,260)	$(216,309)	$(98,000)

Earnings (loss) Per Common Unit
Basic and diluted net earnings (loss) per common unitholders’ interest	$0.44	$(0.02)	$(0.14)	$(0.51)	$(2.23)	$(1.01)

Weighted average common units outstanding - basic	97,152.7	97,152.7	97,152.7	97,152.7	97,152.7	97,152.7

Supplemental Data and Reconciliation of Non-GAAP Items:

	Three months ended		Six months ended		Twelve months ended
	January 31		January 31		January 31
	2019	2018	2019	2018	2019	2018

Net earnings (loss) attributable to Ferrellgas Partners, L.P.	$43,344	$(1,843)	$(13,671)	$(49,758)	$(218,494)	$(98,990)
Income tax expense (benefit)	3	(162)	161	215	(2,732)	(926)
Interest expense	44,891	42,673	88,769	83,480	173,756	163,718
Depreciation and amortization expense	19,605	25,485	38,597	51,217	89,175	102,759
EBITDA	107,843	66,153	113,856	85,154	41,705	166,561
Non-cash employee stock ownership plan compensation charge	1,944	4,031	4,692	7,993	10,558	16,382
Asset impairments	—	10,005	—	10,005	—	10,005
Loss on asset sales and disposal	2,216	39,249	6,720	40,144	153,975	48,133
Other income, net	(86)	(684)	(105)	(1,195)	162	(1,398)

Severance costs $690 included in operating costs for the three, six and twelve months ended period January 31, 2019 and $910 included in general and administrative costs for the three, six and twelve months ended January 31, 2019.

Also includes $358 in operating costs for the six and twelve months ended period January 31, 2018 and $1,305 included in general and administrative costs for the six and twelve months ended January 31, 2018.	1,600	—	1,600	1,663	1,600	1,663
Legal fees and settlements	5,608	2,118	9,172	2,118	13,119	2,118
Multi-employer pension plan withdrawal settlement	—	—	1,524	—	1,524	—
Exit costs associated with contracts - Midstream dispositions	—	—	—	—	11,804	—
Unrealized (non-cash) losses (gains) on changes in fair value of derivatives $(986) included in operating expense for the twelve months ended January 31, 2018. Also includes $(314), $1,293 and $1,037 included in midstream operations cost of sales for the three, six and twelve months ended January 31, 2018, respectively.	—	(314)	—	1,293	—	51
Net earnings (loss) attributable to noncontrolling interest (b)	531	69	38	(332)	(1,874)	(658)
Adjusted EBITDA (c)	119,656	120,627	137,497	146,843	232,573	242,857
Net cash interest expense (d)	(41,679)	(39,734)	(82,578)	(77,791)	(165,679)	(153,049)
Maintenance capital expenditures (e)	(26,147)	(4,640)	(31,532)	(13,344)	(45,805)	(23,203)
Cash refund from (paid for) taxes	4	(6)	2	(12)	305	(296)
Proceeds from certain asset sales	899	2,999	1,960	4,207	6,956	8,126
Distributable cash flow attributable to equity investors (f)	52,733	79,246	25,349	59,903	28,350	74,435
Distributable cash flow attributable to general partner and non-controlling interest	1,055	1,585	507	1,198	567	1,489
Distributable cash flow attributable to common unitholders (g)	51,678	77,661	24,842	58,705	27,783	72,946
Less: Distributions paid to common unitholders	—	9,716	9,715	19,431	29,145	38,861
Distributable cash flow excess/(shortage)	$51,678	$67,945	$15,127	$39,274	$(1,362)	$34,085

Propane gallons sales
Retail - Sales to End Users	239,044	235,071	368,711	354,365	651,314	606,469
Wholesale - Sales to Resellers	70,655	74,942	119,615	128,371	231,454	236,480
Total propane gallons sales	309,699	310,013	488,326	482,736	882,768	842,949

(b)	Amounts allocated to the general partner for its 1.0101% interest in the operating partnership, Ferrellgas, L.P.
(c)

Adjusted EBITDA is calculated as net earnings (loss) attributable to Ferrellgas Partners, L.P., less the sum of the following: income tax expense (benefit), interest expense, depreciation and amortization expense, non-cash employee stock ownership plan compensation charge, asset impairments, loss on asset sales and disposal, other income, net, severance expense, legal fees and settlements, multi-employer pension plan withdrawal settlement, exit costs associated with contracts - Midstream dispositions, unrealized (non-cash) loss (gain) on changes in fair value of derivatives, and net earnings (loss) attributable to noncontrolling interest. Management believes the presentation of this measure is relevant and useful, because it allows investors to view the partnership’s performance in a manner similar to the method management uses, adjusted for items management believes makes it easier to compare its results with other companies that have different financing and capital structures. This method of calculating Adjusted EBITDA may not be consistent with that of other companies and should be viewed in conjunction with measurements that are computed in accordance with GAAP.

(d)

Net cash interest expense is the sum of interest expense less non-cash interest expense and other expense, net. This amount includes interest expense related to the accounts receivable securitization facility.

(e)	Maintenance capital expenditures include capitalized expenditures for betterment and replacement of property, plant and equipment.
(f)

Distributable cash flow attributable to equity investors is calculated as Adjusted EBITDA minus net cash interest expense, maintenance capital expenditures and cash paid for taxes plus proceeds from certain asset sales. Management considers distributable cash flow attributable to equity investors a meaningful measure of the partnership’s ability to declare and pay quarterly distributions to equity investors. Distributable cash flow attributable to equity investors, as management defines it, may not be comparable to distributable cash flow attributable to equity investors or similarly titled measurements used by other corporations and partnerships. Items added into our calculation of distributable cash flow attributable to equity investors that will not occur on a continuing basis may have associated cash payments. Distributable cash flow attributable to equity investors may not be consistent with that of other companies and should be viewed in conjunction with measurements that are computed in accordance with GAAP.

(g)

Distributable cash flow attributable to common unitholders is calculated as Distributable cash flow attributable to equity investors minus distributable cash flow attributable to general partner and noncontrolling interest. Management considers distributable cash flow attributable to common unitholders a meaningful measure of the partnership’s ability to declare and pay quarterly distributions to common unitholders. Distributable cash flow attributable to common unitholders, as management defines it, may not be comparable to distributable cash flow attributable to common unitholders or similarly titled measurements used by other corporations and partnerships. Items added to our calculation of distributable cash flow attributable to common unit holders that will not occur on a continuing basis may have associated cash payments. Distributable cash flow attributable to common unitholders may not be consistent with that of other companies and should be viewed in conjunction with measurements that are computed in accordance with GAAP .